Exhibit 99.1

NEWS RELEASE

RAMBUS REPORTS SECOND QUARTER FINANCIAL RESULTS

Second Quarter Fiscal 2012 Business and Financial Highlights

•	Quarterly revenue of $56.2 million; non-GAAP customer licensing income of $57.4 million
•	Quarterly GAAP diluted loss per share of $0.29; non-GAAP diluted loss per share of $0.01
•	Signed solutions license agreement with Cooper Lighting for the use of Rambus' patented lighting innovations

SUNNYVALE, Calif. – July 19, 2012 – Rambus Inc. (NASDAQ:RMBS), one of the world’s premier technology licensing companies, today reported financial results for the second quarter ended June 30, 2012.

GAAP Financial Results:

Revenue for the second quarter of 2012 was $56.2 million, down 11% sequentially from the first quarter of 2012. This quarter-over-quarter decline was primarily due to recognition of one-time royalty revenue during the first quarter of 2012 from a licensing agreement with MediaTek and lower royalties reported by certain other licensees in the semiconductor industry. This decline was partially offset by the first quarterly royalty payment from Broadcom during the second quarter of 2012. As compared to the second quarter of 2011, revenue was down 15% primarily due to the decrease in contract revenue, lower royalties reported by certain licensees and expiration of a patent license agreement. The decreased revenue for the second quarter of 2012 as compared to the prior year period was partially offset by revenue recognized from various new patent license agreements signed in the second half of 2011 as well as revenue from certain patent license agreements resulting from the acquisition of Cryptography Research Inc. (CRI).

Revenue for the six months ended June 30, 2012 was $119.1 million, down 8% over the same period of last year, for the same reasons as discussed above.

Total operating costs and expenses for the second quarter of 2012 were $78.0 million, which included general litigation expenses of $4.5 million, $6.2 million of stock-based compensation expenses and $13.4 million of acquisition-related deal costs, retention bonuses and amortization expenses for business acquisitions. This is compared to total operating costs and expenses for the first quarter of 2012 of $80.4 million, which included general litigation expenses of $4.1 million, $6.7 million of stock-based compensation expenses and $14.9 million of acquisition-related deal costs, retention bonuses and amortization expenses for business acquisitions. Total operating costs and expenses for the second quarter of 2011 were $68.7 million, which included general litigation expenses of $11.5 million, $7.0 million of stock-based compensation expenses and $8.4 million related to acquisition-related deal costs, retention bonuses and amortization expenses.

Total operating costs and expenses for the six months ended June 30, 2012 were $158.4 million, which included $12.9 million of stock-based compensation expenses and $28.4 million of acquisition-related deal costs, retention bonuses and amortization expenses for business acquisitions. This is compared to total operating costs and expenses for the six months ended June 30, 2011 of $122.9 million, which included a $6.2 million gain related to the Samsung settlement, $14.3 million of stock-based compensation expenses and $8.4 million of acquisition-related deal costs, retention bonuses and amortization expenses for business acquisitions for the same period of 2011. General litigation expenses for the six months ended June 30, 2012 were $8.6 million, a decrease of $12.1 million from the same period in 2011. The change in total operating costs and expenses was primarily attributable to higher acquisition-related deal costs, retention bonuses and amortization expenses for business acquisitions, partially offset by lower general litigation expenses.

Net loss for the second quarter of 2012 was $32.2 million as compared to net loss of $27.9 million in the first quarter of 2012 and net loss of $10.6 million in the second quarter of 2011. Diluted net loss per share for the second quarter of 2012 was $0.29 as compared to diluted net loss per share of $0.25 in the first quarter of 2012 and diluted net loss per share of $0.10 in the second quarter of 2011.

Net loss for the six months ended June 30, 2012 was $60.1 million as compared to a net loss of $14.8 million for the same period of 2011. Diluted net loss per share for the six months ended June 30, 2012 was $0.54 as compared to a diluted net loss per share of $0.14 for the same period of 2011.

Non-GAAP Financial Results (1):

Customer licensing income in the second quarter of 2012 was $57.4 million, down 12% sequentially from the first quarter of 2012 for the reasons set out in the Company’s discussion of GAAP financial results above. As compared to the second quarter of 2011, customer licensing income was down 21% due to several factors, including lower royalties reported by certain licensees and expiration of a patent license agreement in the second quarter of 2011. In addition, a one-time receipt of a patent royalty payment from a customer in the second quarter of 2011 was not recognized as revenue as not all revenue recognition criteria were met during the period. This was partially offset by revenue recognized from various new patent license agreements signed in the second half of 2011 and revenue from patent license agreements resulting from the acquisition of CRI. Customer licensing income for the six months ended June 30, 2012 was $122.7 million as compared to $141.7 million in the same period of 2011 for the same reasons.

Total non-GAAP operating costs and expenses in the second quarter of 2012 were $56.0 million, which included general litigation expenses of $4.5 million. This is compared to total non-GAAP operating costs and expenses for the first quarter of 2012 of $56.7 million, which included general litigation expenses of $4.1 million. Total non-GAAP operating costs and expenses in the second quarter of 2011 were $50.6 million, which included general litigation expenses of $11.5 million. Non-GAAP operating costs and expenses for the six months ended June 30, 2012 were $112.7 million as compared to $100.6 million in the same period of 2011 due primarily to higher headcount related costs from the increase in employees from our business acquisitions and higher consulting costs, partially offset by lower general litigation expenses.

Non-GAAP net loss in the second quarter of 2012 was $1.1 million as compared to non-GAAP net income of $3.6 million in the first quarter of 2012 and $12.4 million in the second quarter of 2011. Non-GAAP diluted net loss per share was $0.01 in the second quarter of 2012 as compared to non-GAAP diluted net income per share of $0.03 in the first quarter of 2012 and $0.11 in the second quarter of 2011. Non-GAAP net income for the six months ended June 30, 2012 was $2.5 million as compared to $22.6 million in the same period of 2011. Non-GAAP diluted net income per share was $0.02 for the six months ended June 30, 2012 as compared to non-GAAP diluted net income per share of $0.20 for the six months ended June 30, 2011.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of June 30, 2012 were $203.2 million, a decrease of approximately $29.3 million from March 31, 2012.  During the second quarter of 2012, the Company used $16.7 million to pay retention bonuses related to the acquisition of CRI and $4.3 million to pay the interest expense related to the Company’s convertible notes.

During the second quarter of 2012, the Company recorded an income tax provision of approximately $3.8 million. As the Company continues to maintain a full valuation allowance against its U.S. deferred tax assets, the Company’s tax provision consists of primarily foreign withholding taxes, current state taxes and foreign taxes.

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at http://investor.rambus.com/events.cfm. A replay will be available following the call on Rambus' Investor Relations website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 10812253.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: customer licensing income, operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the Company combined revenue, other patent royalties received but not recognized as revenue and gain from settlement and excluded charges or gains relating to: stock-based compensation expenses, acquisition-related deal costs and retention bonus expense, amortization expenses, costs of restatement and related legal activities and non-cash interest expense. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Customer licensing income. Customer licensing income includes the Company’s measure of the total cash royalties received from its customers under its licensing agreements with them. Prior to the second quarter of 2011, the Company bifurcated royalty payments that it received from Samsung between revenue and gain from settlement, which was reflected as reducing operating expenses. The Company has combined revenue from its customers, including Samsung, and the gain from the Samsung settlement as customer licensing income to reflect the total amounts received from all of its customers for the periods presented. In addition, a one-time receipt of a patent royalty payment from a customer in the second quarter of 2011 was not recognized as revenue as not all revenue recognition criteria were met during the period. Upon meeting all of the revenue recognition criteria, the Company recognized this cash payment as revenue in the third quarter of 2011. Additionally, since the third quarter of 2011, the Company received patent royalty payments from certain patent license agreements assumed in the acquisition of CRI which were treated as favorable contracts. Cash received from these acquired favorable contracts reduced the favorable contract intangible asset on the Company’s balance sheet. The Company has combined these cash royalty payments as customer licensing income to reflect the total amounts received from its customers.

Stock-based compensation expense. These expenses consist primarily of expenses related to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with other peer companies.

Acquisition-related deal costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Amortization expense. The Company incurs expenses for the amortization of intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the core operation of the Company’s business.

Costs of restatement and related legal activities. These expenses consist primarily of investigation, audit, legal and other professional fees related to the 2006-2007 stock option investigation and related litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these non-recurring costs and recoveries have no direct correlation to the core operation of the Company’s business.

Non-cash interest expense. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assumes net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results to assist the Company’s planning for future periods.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.:

Rambus is one of the world’s premier technology licensing companies. As a company of inventors, Rambus focuses on the development of technologies that enrich the end-user experience of electronic systems. Additional information is available at www.rambus.com.

RMBSFN

Contacts:

Linda Ashmore
Public Relations
Rambus Inc.
(408) 462-8411
lashmore@rambus.com

Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$152,584	$162,244
Marketable securities	50,658	127,212
Accounts receivable	113	1,026
Prepaids and other current assets	7,309	8,096
Deferred taxes	2,798	2,798
Total current assets	213,462	301,376
Intangible assets, net	186,150	181,955
Goodwill	138,669	115,148
Property, plant and equipment, net	87,071	81,105
Deferred taxes, long-term	7,531	7,531
Other assets	7,791	6,539
Total assets	$640,674	$693,654

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,604	$16,567
Accrued salaries and benefits	23,107	31,763
Accrued litigation expenses	9,861	10,502
Other accrued liabilities	9,764	6,479
Total current liabilities	51,336	65,311
Long-term liabilities:
Convertible notes, long-term	140,244	133,493
Long-term imputed financing obligation	45,785	43,793
Other long-term liabilities	19,769	21,263
Total long-term liabilities	205,798	198,549
Total stockholders’ equity	383,540	429,794
Total liabilities and stockholders’ equity	$640,674	$693,654

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue:
Royalties	$55,723	$60,970	$117,766	$120,205
Contract revenue	492	5,244	1,312	8,536
Total revenue	56,215	66,214	119,078	128,741
Operating costs and expenses:
Cost of revenue (1)	7,340	6,058	14,503	9,207
Research and development (1)	38,347	24,220	76,741	47,537
Marketing, general and administrative (1)	32,194	37,732	67,028	70,464
Costs of restatement and related legal activities	83	712	113	1,871
Gain from settlement	—	—	—	(6,200)
Total operating costs and expenses	77,964	68,722	158,385	122,879
Operating income (loss)	(21,749)	(2,508)	(39,307)	5,862
Interest and other income (expense), net	89	135	187	299
Interest expense	(6,719)	(6,124)	(13,299)	(12,112)
Interest and other expense, net	(6,630)	(5,989)	(13,112)	(11,813)
Loss before income taxes	(28,379)	(8,497)	(52,419)	(5,951)
Provision for income taxes	3,837	2,088	7,687	8,864
Net loss	$(32,216)	$(10,585)	$(60,106)	$(14,815)
Net loss per share:
Basic	$(0.29)	$(0.10)	$(0.54)	$(0.14)
Diluted	$(0.29)	$(0.10)	$(0.54)	$(0.14)
Weighted average shares used in per share calculation
Basic	110,553	109,992	110,456	108,809
Diluted	110,553	109,992	110,456	108,809

_________
(1) Total stock-based compensation expense for the three and six month periods ended June 30, 2012 and June 30, 2011 are presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cost of revenue	$5	$286	$15	$409
Research and development	$2,631	$2,490	$5,351	$5,002
Marketing, general and administrative	$3,579	$4,253	$7,575	$8,908

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Revenue	$56,215	$62,863	$66,214	$119,078	$128,741
Adjustments:
Gain from settlement	—	—	—	—	6,200
Other patent royalties received	1,201	2,414	6,750	3,615	6,750
Total customer licensing income	$57,416	$65,277	$72,964	$122,693	$141,691

Operating costs and expenses	$77,964	$80,421	$68,722	$158,385	$122,879
Adjustments:
Stock-based compensation	(6,215)	(6,726)	(7,029)	(12,941)	(14,319)
Acquisition-related deal costs and retention bonuses	(7,699)	(9,351)	(6,335)	(17,050)	(6,335)
Amortization	(7,943)	(7,616)	(4,003)	(15,559)	(5,982)
Costs of restatement and related legal activities	(83)	(30)	(712)	(113)	(1,871)
Gain from settlement	—	—	—	—	6,200
Non-GAAP operating costs and expenses	$56,024	$56,698	$50,643	$112,722	$100,572

Operating income (loss)	$(21,749)	$(17,558)	$(2,508)	$(39,307)	$5,862
Adjustments:
Other patent royalties received	1,201	2,414	6,750	3,615	6,750
Stock-based compensation	6,215	6,726	7,029	12,941	14,319
Acquisition-related deal costs and retention bonuses	7,699	9,351	6,335	17,050	6,335
Amortization	7,943	7,616	4,003	15,559	5,982
Costs of restatement and related legal activities	83	30	712	113	1,871
Non-GAAP operating income	$1,392	$8,579	$22,321	$9,971	$41,119

Loss before income taxes	$(28,379)	$(24,040)	$(8,497)	$(52,419)	$(5,951)
Adjustments:
Other patent royalties received	1,201	2,414	6,750	3,615	6,750
Stock-based compensation	6,215	6,726	7,029	12,941	14,319
Acquisition-related deal costs and retention bonuses	7,699	9,351	6,335	17,050	6,335
Amortization	7,943	7,616	4,003	15,559	5,982
Costs of restatement and related legal activities	83	30	712	113	1,871
Non-cash interest expense on convertible notes	3,557	3,510	3,056	7,067	6,072
Non-GAAP income (loss) before income taxes	$(1,681)	$5,607	$19,388	$3,926	$35,378
Non-GAAP provision for (benefit from) income taxes	(606)	2,019	6,990	1,413	12,746
Non-GAAP net income (loss)	$(1,075)	$3,588	$12,398	$2,513	$22,632

Non-GAAP basic net income (loss) per share	$(0.01)	$0.03	$0.11	$0.02	$0.21
Non-GAAP diluted net income (loss) per share	$(0.01)	$0.03	$0.11	$0.02	$0.20
Weighted average shares used in non-GAAP per share calculation:
Basic	110,553	110,358	109,992	110,456	108,809
Diluted	110,553	115,717	112,067	116,909	111,176